                                                                      Exhibit 21

                          SUBSIDIARIES OF THE REGISTRANT
                          ------------------------------

                                                  State or
                                               Jurisdiction        Ownership
            Name                             of Incorporation      Percentage
            ----                           --------------------  ------------
Vintage Gas, Inc.                          Oklahoma                       100

Vintage Marketing, Inc.                    Oklahoma                       100

Vintage Pipeline, Inc.                     Oklahoma                       100

Vintage Petroleum International, Inc.      Oklahoma                       100

Cadipsa S.A.                               Republic of Argentina           97

Vintage Oil Argentina, Inc.                Cayman Islands                 100

Vintage Petroleum Ecuador, Inc.            Cayman Islands                 100

Vintage Petroleum Boliviana, Ltd.          Bermuda                        100

VP Argentina, Inc.                         Cayman Islands                 100

Vintage Petroleum Yemen, Inc.              Cayman Islands                 100

Vintage Oil Ecuador, S.A.                  France                         100

Vintage Petroleum Italy, SRL               Italy                          100

Vintage Petroleum Italy, Inc.              Oklahoma                       100

Vintage Petroleum South America, Inc.      Oklahoma                       100

Vintage Petroleum South America, Ltd.      Cayman Islands                 100

Vintage Petroleum South America
 Holdings, Inc.                            Cayman Islands                 100

Vintage Petroleum Canada Holdings, Inc.    Oklahoma                       100

Vintage Petroleum Canada, Inc.             Oklahoma                       100

Vintage Petroleum Canada, Ltd.             Alberta, Canada                100

Vintage Energy (Canada), Ltd.              Alberta, Canada                100

Cometra Trinidad Limited                   Trinidad                       100